                                                                     Exhibit 3.2


                          SECOND AMENDED AND RESTATED

                                   BY-LAWS OF

                                 Innotech, Inc.

                            (A Delaware Corporation)

                                   ARTICLE I.

                                    Offices


          SECTION 1.   Registered Office.  The registered office of the
                       -----------------
Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

          SECTION 2.   Other Offices.  The Corporation may also have an office
                       -------------
or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.


                                  ARTICLE II.

                            Meetings of Stockholders

          SECTION 2.1.   Place of Meetings.  All meetings of the stockholders
                         -----------------
for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

          SECTION 2.2.   Annual Meeting.  The annual meeting of stockholders,
                         --------------
commencing with the year these By-Laws become effective shall be held at 10:00 A.M. on the 1st of June, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

          SECTION 2.3.   Special Meetings.  Special meetings of the stockholders
                         ----------------
may be called only by the Chairman of the Board or by the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the members of the Board of Directors, and special meetings may not be called by any other persons.
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                                                                               2



          SECTION 2.4.    Notice of Meetings.  Except as otherwise expressly
                          ------------------
required by statute, or by the Corporation's Certificate of Incorporation, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

          SECTION 2.5.   List of Stockholders.  The officer who has charge of
                         --------------------
the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 2.6.   Quorum Adjournments.  The holders of a majority of the
                         -------------------
voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be
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                                                                               3

present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 2.7.   Organization.  At each meeting of stockholders, the
                         ------------
Chairman of the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the President, or, in his absence or if one shall not have been elected, a Vice President selected by the Board of Directors shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 2.8.   Notice of Stockholder Nominations and Proposals.  (a)
                         -----------------------------------------------
Notwithstanding anything herein to the contrary, at an annual meeting of stockholders, only such business shall be conducted, and only such nominations and proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.8 of these By-Laws. For a nomination or proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than one hundred twenty days calendar in advance of the date the Corporation's notice of the annual meeting is released to stockholders in connection with the preceding year's annual meeting;

provided, however, that in the event that no annual meeting was held in the
- --------  -------
previous year or the date of the annual meeting is advanced or delayed by more than thirty days from the date the notice of the annual meeting was released to stockholders in connection with the previous year's annual meeting notice of stockholder nominations or proposals to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth (A) as to each person who the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (B) as to any other business that the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting,
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice, (iv) any financial interest of the stockholder in such proposal and (v) any and all information relating to such stockholder's eligibility to submit a proposal to the stockholders of the Corporation or otherwise required by Regulation 14A under the Exchange Act.

          (b) Notwithstanding anything in Section 2.8(a) of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation. For purposes of this
Section 2.8, public announcement shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or in a document mailed to the Corporation's stockholders.

          (c) Only persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.8. If the nomination or a stockholder proposal was not made in accordance with the terms of this Section 2.8 and Regulation 14A of the Exchange Act, such nomination or proposal shall not be acted upon at the annual meeting.

          (d) This Section 2.8 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

          (e) Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable
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                                                                               5

requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

          SECTION 2.9.   Order of Business.  Subject to Section 2.8 hereof, the
                         -----------------
order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

          SECTION 2.10.  Voting.  Except as otherwise provided by statute or the
                         ------
Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record book of stockholders of the Corporation:

          (a) on the date fixed pursuant to the provisions of Section 5.7 hereof as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in notice of meeting for so delivering such proxies. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the Chairman of the meeting to be advisable, the vote on any matter need not be by
written ballot.   On a vote by ballot, each ballot shall be signed by the
stockholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.

          SECTION 2.11.  Inspectors.  The Board of Directors shall,
                         ----------
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                                                                               6

in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the validity of ballots and proxies and the existence of a quorum, and shall receive votes, ballots or consents, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, count all votes, ballots or consents, determine the results, certify their determination of the number of shares of capital stock represented at the meeting and their count of all votes and ballots and do such acts as are required by statute or are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

          SECTION 2.12.  No Action by Consent.  Any action required or permitted
                         --------------------
to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE III.

                               Board of Directors

          SECTION 3.1.   General Powers.  The business and affairs of the
                         --------------
Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          SECTION 3.2.   Number, Qualifications, Election and Term of Office.
                         ----------------------------------------- ---------
The number of directors constituting the initial Board of Directors shall be nine. Thereafter, the number of directors may be fixed, from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors but shall consist of not more than fifteen nor less than three directors. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as
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                                                                               7

nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders after these By-Laws become effective, the term of office of the second class to expire at the second annual meeting of stockholders after these By-Laws become effective and the term of office of the third class to expire at the third annual meeting of stockholders after these By-Laws become effective. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. At each annual meeting of stockholders, commencing with the at the first annual meeting of stockholders after these By-Laws become effective, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          SECTION 3.3.   Place of Meetings.  Meetings of the Board of Directors
                         -----------------
shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

          SECTION 3.4.   Annual Meeting.  The Board of Directors shall meet for
                         --------------
the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section
3.7 hereof.

          SECTION 3.5.   Regular Meetings.  Regular meetings of the Board of
                         ----------------
Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.
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                                                                               8

Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

          SECTION 3.6.   Special Meetings.  Special meetings of the Board of
                         ----------------
Directors may be called by the Chairman of the Board, if one shall have been elected, or by a majority of the Board of Directors of the Corporation or by the President. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings.

          SECTION 3.7.   Notice of Meetings.  Notice of each special meeting of
                         ------------------
the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 3.7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 3.8.   Quorum and Manner of Acting.  Except as otherwise
                         ---------------------------
expressly required by statute or the Certificate of Incorporation or these By-Laws, a whole number of directors equal to at least a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board of Directors, and the individual directors shall have no power as such.

          SECTION 3.9.   Organization.  At each meeting of the
                         ------------
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                                                                               9

Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 3.10.  Resignations.  Any director of the Corporation may
                         ------------
resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.11.  Vacancies.  Except as otherwise provided in the
                         ---------
Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled only by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof, and a director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires or until his successor shall have been elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of an incumbent director.

          SECTION 3.12.  Removal of Directors.  Except as otherwise provided in
                         --------------------
the Certificate of Incorporation, any director may be removed at any time but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

          SECTION 3.13.  Compensation.  The Board of Directors shall have
                         ------------
authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

          SECTION 3.14.  Committees.  The Board of Directors may, by resolution
                         ----------
passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

          SECTION 3.15.  Action by Consent.  Unless restricted by the
                         -----------------
Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

          SECTION 3.16.  Telephonic Meeting.  Unless restricted by the
                         ------------------
Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

          SECTION 3.17.  Presumption of Assent.  A director of the Corporation
                         ---------------------
present at a Board of Directors or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such actions with the person acting as the secretary of the meeting before adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not subsequently dissent.

                                  ARTICLE IV.

                                    Officers

          SECTION 4.1.   Number and Qualifications.  The officers of the
                         -------------------------
Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, the President, one or more Vice-Presidents, the Secretary, the Chief Operating Officer and the Treasurer. If the Board of Directors wishes, it may also elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

          SECTION 4.2.   Resignations.  Any officer of the Corporation may
                         ------------
resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

          SECTION 4.3.   Removal.  Any officer elected by the Board of Directors
                         -------
may be removed by a majority of the members of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

          SECTION 4.4.   Chairman of the Board.  The Chairman of the Board shall
                         ---------------------
be a member of the Board of Directors, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors and the stockholders. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

          SECTION 4.5.   The President.  The President shall act in a general
                         -------------
executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors. He shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board.

          SECTION 4.6.   Vice-President.  Each Vice-President shall perform all
                         --------------
such duties as from time to time may be assigned to him by the Board of Directors, the President or the Chairman of the Board. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

          SECTION 4.7.   Chief Operating Officer.  The Chief Operating Officer,
                         -----------------------
if one shall have been elected, shall perform all duties incident to the operation and management of the day-to-day affairs of the Corporation and perform all such other duties as may from time to time be assigned to him by the President and the Board of Directors.

          SECTION 4.8.   The Treasurer.  The Treasurer shall
                         -------------

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

          (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor:

          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4.9.    The Secretary.  The Secretary shall
                          -------------

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4.10.  The Assistant Treasurer.  The Assistant Treasurer, or
                         -----------------------
if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

          SECTION 4.11.  The Assistant Secretary.  The Assistant Secretary, or
                         -----------------------
if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

          SECTION 4.12.  Officers' Bonds or Other Security.  If required by the
                         ---------------------------------
Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

          SECTION 4.13.  Compensation.  The compensation of the officers of the
                         ------------
Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

          SECTION 4.14.  Vacancies.  A newly created office and a vacancy in any
                         ---------
office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term.

                                   ARTICLE V.

                     Stock Certificates and Their Transfer

          SECTION 5.1.   Stock Certificates.  Every holder of stock in the
                         ------------------
Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 5.2.   Facsimile Signatures.  Any or all of the signatures on
                         --------------------
a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 5.3.   Lost Certificates.  The Board of Directors may direct a
                         -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 5.4.   Transfers of Stock.  Upon surrender to the Corporation
                         ------------------
or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation
                                         --------  -------
shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 5.5.   Transfer Agents and Registrars.  The Board of Directors
                         ------------------------------
may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

          SECTION 5.6.   Regulations.  The Board of Directors may make such
                         -----------
additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 5.7.   Fixing the Record Date.  In order that the Corporation
                         ----------------------
may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record
         --------  -------
date for the adjourned meeting.

          SECTION 5.8.   Registered Stockholders.  The Corporation shall be
                         -----------------------
entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VI.

                   Indemnification of Directors and Officers

          SECTION 6.1.   General.  The Corporation shall indemnify any person
                         -------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, actually and reasonably incurred by such person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ----
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 6.2.   Derivative Actions.  The Corporation shall indemnify
                         ------------------
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 6.3.   Indemnification in Certain Cases.  To the extent that a
                         --------------------------------
director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          SECTION 6.4.   Procedure.  Any indemnification under Sections 6.1 and
                         ---------
6.2 hereof, (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 6.1 and
6.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          SECTION 6.5.   Advances for Expenses.  Expenses (including attorneys'
                         ---------------------
fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          SECTION 6.6.   Rights Not-Exclusive.  The indemnification and
                         --------------------
advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          SECTION 6.7.    Insurance.  The Corporation shall have power to
                          ---------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

          SECTION 6.8.   Definition of Corporation.  For the purposes of this
                         -------------------------
Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          SECTION 6.9. Survival of Rights.  The indemnification and advancement
                       ------------------
of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII.

                               General Provisions

          SECTION 7.1.   Dividends.  Subject to the provisions of statute and
                         ---------
the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

          SECTION 7.2.   Reserves.  Before payment of any dividend, there may be
                         --------
set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of

Directors may modify or abolish any such reserves in the manner in which it was created.

          SECTION 7.3.   Seal.  The seal of the Corporation shall be in such
                         ----
form as shall be approved by the Board of Directors.

          SECTION 7.4.   Fiscal Year.  The fiscal year of the Corporation shall
                         -----------
begin on January 1 and end on December 31 of each year.

          SECTION 7.5.   Checks, Notes, Drafts, Etc.  All checks, notes, drafts
                         --------------------------
or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

          SECTION 7.6.   Execution of Contracts, Deeds, Etc.  The Board of
                         ----------------------------------
Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 7.7.   Voting of Stock in Other Corporations.  Unless
                         -------------------------------------
otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

          SECTION 7.8.   Audits.  The accounts, books and records of the
                         ------
Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.


                                 ARTICLE VIII.

          SECTION 8.1.    Amendments.  These By-Laws may be amended, added to,
                          ----------
rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; and provided, however, that,
                                                       --------  -------
in the case of amendments by stockholders, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at the election of directors, shall be required to alter, amend or repeal any provision of these By-Laws.

          SECTION 8.2.   Effective Date.  These By-Laws shall be effective on
                         --------------
the date of closing of an initial public offering of shares of common stock, par value $.001 per share, of the Corporation.



As adopted in December, 1995.